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Exhibit 1.2

Pricing Agreement

Goldman, Sachs & Co.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
A.G. Edwards & Sons, Inc.
Prudential Securities Incorporated
Salomon Smith Barney Inc.
UBS Warburg LLC
As Representatives of the several
        Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
    2121 Avenue of the Stars, 26th Floor,
        Los Angeles, California 90067.

August 16, 2002

Ladies and Gentlemen:

        Zions Capital Trust B, a statutory Delaware business trust formed under the laws of the State of Delaware (the "Designated Trust"), and Zions Bancorporation, a Utah corporation (the "Company"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 16, 2002 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities" consisting of Firm Designated Securities and any Optional Designated Securities the Underwriters may elect to purchase). The principal asset of the Designated Trust consists of debt securities of the Company (the "Subordinated Debentures"), as specified in Schedule II to this Pricing Agreement. The Designated Securities will be guaranteed by the Company to the extent set forth in this Agreement with respect to such Designated Securities (the "Guarantee"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representative herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

        An amendment to the Initial Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

        Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Designated Trust agrees to issue to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Designated Securities, as provided below, the Designated Trust agrees to issue to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, that portion of the number of Optional Designated Securities as to which such election shall have been exercised.

        The Designated Trust hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering overallotments in the sale of the Firm Designated Securities. Any such election to purchase Optional Designated Securities may be exercised by written notice from the Representatives to the Designated Trust and the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Designated Securities to be purchased and the date on which such Optional Designated Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Designated Trust otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

        If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Designated Trust and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Designated Trust and the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,
ZIONS BANCORPORATION
		By:	/s/ Doyle L. Arnold Name: Doyle L. Arnold Title: Executive Vice President and Chief Financial Officer
ZIONS CAPITAL TRUST B
		By:	Zions Bancorporation, as Depositor
		By:	/s/ Doyle L. Arnold Name: Doyle L. Arnold Title: Executive Vice President and Chief Financial Officer
Accepted as of the date hereof:
Goldman, Sachs & Co.,
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated,
A.G. Edwards & Sons, Inc.,
Prudential Securities Incorporated,
Salomon Smith Barney Inc.,
UBS Warburg LLC,
As Representative of the Underwriters named in
Schedule I hereto
By:	/s/ Goldman, Sachs & Co. (Goldman, Sachs & Co.)

SCHEDULE I

Underwriter	Number of Firm Designated Securities to be Purchased	Maximum Number of Optional Designated Securities Which May be Purchased
Goldman, Sachs & Co.	1,493,700	224,055
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,493,700	224,055
A.G. Edwards & Sons, Inc.	1,493,000	223,950
Prudential Securities Incorporated	1,493,000	223,950
Salomon Smith Barney Inc.	1,493,000	223,950
UBS Warburg LLC	1,493,000	223,950
Banc of America Securities LLC	68,600	10,290
Bear, Stearns & Co. Inc.	68,600	10,290
CIBC World Markets Corp.	68,600	10,290
Deutsche Bank Securities Inc.	68,600	10,290
Legg Mason Wood Walker, Incorporated	68,600	10,290
Lehman Brothers Inc.	68,600	10,290
McDonald Investments Inc., A KeyCorp Company	68,600	10,290
RBC Dain Rauscher Inc.	68,600	10,290
U.S. Bancorp Piper Jaffray Inc.	68,600	10,290
Wachovia Securities, Inc.	68,600	10,290
Wells Fargo Investments, LLC	68,600	10,290
Advest, Inc.	34,300	5,145
Robert W. Baird & Co. Incorporated	34,300	5,145
Crowell, Weedon & Co.	34,300	5,145
D.A. Davidson & Col	34,300	5,145
Fahnestock & Co. Inc.	34,300	5,145
Fleet Securities, Inc.	34,300	5,145
J.J.B. Hilliard, W.L. Lyons, Inc.	34,300	5,145
Janney Montgomery Scott LLC	34,300	5,145
Keefe, Bruyette & Woods, Inc.	34,300	5,145
McGinn, Smith & Co., Inc.	34,300	5,145
Mesirow Financial, Inc.	34,300	5,145
Morgan Keegan & Company, Inc.	34,300	5,145
Ryan, Beck & Co.	34,300	5,145
Sandler O'Neill & Partners, L.P	34,300	5,145
Southwest Securities, Inc.	34,300	5,145
Stephens Inc.	34,300	5,145
Stifel, Nicolaus & Company, Incorporated.	34,300	5,145
Suntrust Capital Markets Inc.	34,300	5,145
Utendahl Capital Partners, L.P.	34,300	5,145
Wedbush Morgan Securities Inc.	34,300	5,145
Total	10,400,000	1,560,000

SCHEDULE II

Designated Trust:

  Zions Capital Trust B

Title of Designated Securities:

  8.00% Capital Securities

Liquidation Amount of the Designated Securities:

  $25 per Designated Security

Aggregate principal amount:

  Aggregate liquidation amount of Designated
  Securities to be sold: $260,000,000

Initial Offering Price to Public:

  100% of the liquidation amount of the Designated Securities

Purchase Price by Underwriters:

  100% of the liquidation amount of the Designated Securities

Underwriters' Compensation:

  As compensation to the Underwriters for their commitments hereunder, the Company hereby agrees to pay at each Time of Delivery to the Representatives, for the accounts of the several Underwriters, an amount equal to $.7875 per capital security for the Designated Securities to be delivered at each Time of Delivery.

Specified funds for payment of purchase price:

  Federal (same day) Funds

Accountants' Letters to be delivered on date of Pricing Agreement and at Closing:

  Yes

Trust Agreement:

  Amended and Restated Trust Agreement, to be dated as of August 21, 2002, among the Company, as Depositor, J.P. Morgan Trust Company, National Association, as Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee, the administrative trustees named therein and the holders, from time to time, of undivided beneficial interest in the assets of Zions Capital Trust B.

Indenture:

  Indenture to be dated as of August 21, 2002, between the Company and J.P. Morgan Trust Company, National Association, as Indenture Trustee (the "Indenture").

Guarantee:

  Guarantee Agreement to be dated as of August 21, 2002, between the Company and J.P. Morgan Trust Company, National Association, as Guarantee Trustee.

Subordinated Debentures:

  8.00% Junior Subordinated Debentures

Maturity:

  September 1, 2032

Interest Rate:

  8.00%

Interest Payment Dates:

  March 1, June 1, September 1 and December 1 of each year, commencing December 1, 2002

Extension Period:

  Interest on the Junior Subordinated Debentures shall be subject to deferral to the extent and in the manner set forth in Section 3.12 of the Indenture.

Redemption Provisions:

  The redemption provisions as discussed in the Prospectus Supplement under "Certain Term of the Capital Securities—Redemption of Exchange" and "Certain Terms of the Junior Subordinated Debentures—Redemption" and in the Prospectus under "Capital Securities and Related Instruments—Redemption of Exchange" and "Junior Subordinated Debentures—Redemption" shall apply to the Designated Securities and the Junior Subordinated Debentures.

Sinking Fund Provisions:

  No sinking fund provisions

Blackout provision pursuant to Section 5(e) of the Underwriting Agreement

  45 days from date of this Pricing Agreement

Exchange for Designated Securities:

  The Subordinated Debentures may be delivered in exchange for the Designated Securities as provided in the Prospectus Supplement

Listing of Designated Securities:

  New York Stock Exchange

Time of Delivery:

  10:00 a.m., New York City time August 21, 2002

Closing Location:

  Sullivan & Cromwell
  1888 Century Park East
  Los Angeles, California 90067

Names and addresses of Representatives:

  Goldman, Sachs & Co.,
  Merrill Lynch, Pierce, Fenner & Smith Incorporated,
  A.G. Edwards & Sons, Inc.,
  Prudential Securities Incorporated,
   Salomon Smith Barney Inc.,
  UBS Warburg LLC,
  c/o Goldman, Sachs & Co.,
  2121 Avenue of the Stars, 26th Floor,
  Los Angeles, California 90067.

QuickLinks

  Exhibit 1.2
Pricing Agreement
SCHEDULE I
SCHEDULE II